FIRST AMENDMENT TO
             CAESARS 401(k) RETIREMENT SAVINGS PLAN


	Caesars World, Inc. hereby adopts this First Amendment to the Caesars 401(k) Retirement Savings Plan to be effective May 24, 1994:
	(1) Section 12.01 is hereby amended to add the following as the last sentence thereof:
		"All amendments shall be made by the Board of Directors and shall be formally adopted by unanimous written consent or by resolution at a duly constituted Board meeting in accordance with the established procedures of the Board of Directors.
	(2) Except as amended by the foregoing, the Plan shall remain in full force and effect.
	The undersigned, as Secretary of Caesars World, Inc. does hereby certify that the foregoing amendment was duly adopted at the duly held meeting of the Board of Directors of Caesars World, Inc. on May 24,
1994 and is presently in full force and effect.

		             		     CAESARS WORLD, INC.



     /s/Phil Ball
  		________________________
				Phil Ball, Secretary